                                                                   EXHIBIT 10.5




                           PROFIT SHARING AGREEMENT


        THIS AGREEMENT, dated as of the 28th day of June, 1991, by and among PROCTOR CONSTRUCTION COMPANY, a Florida corporation ("Proctor"), ANDLINGER PROPERTIES CAPITAL L.P., a Delaware limited partnership ("APC"), and GRAND HARBOR ASSOCIATES, INC., a Florida corporation ("GHA").

        1.   Profit Sharing.

             a. For Ten Dollars and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Proctor agrees to pay to each of APC and GHA twenty-five percent (25%) of the sum of (i) all Profits and (ii) Cost Savings received by Proctor pursuant to each and every Construction Contract entered into between Proctor and any of the limited partnerships (the "Partnerships") that have entered into a Master Construction Contract, dated the date hereof, with Proctor (the "Master Contract") concerning such Construction Contracts. For the purposes of this Agreement, the terms "Profit" and "Construction Contracts" shall have the meanings set forth in the Master Contract and the term "Cost Savings" shall have the meaning set forth in any particular Construction Contract.

             b. Said sums shall be paid by Proctor to APC and GHA within ten (10) days after their receipt by Proctor. Any sums not so received shall bear interest from the date that is ten (10) days after said sums were received by Proctor until paid to AHC and/or GHA, as the case may be, at a rate equal to 5% per annum in excess of the prime rate of interest announced by First Union National Bank of Florida as the same shall change from time to time.

        2. No Partnership. No partnership is intended nor shall be deemed to exist as a result of this Agreement. In no event shall this Agreement be construed to require or imply that any of the parties hereto is an agent for the other parties, and neither APC nor GHA shall under any circumstances be liable for any losses incurred by Proctor in connection with the Master Contract or any Construction Contract between Proctor and any Partnership or otherwise.

        3.   Miscellaneous.

             a. Litigation Expenses. Time is of the essence of this Agreement. In any controversy, claim or dispute arising out of, or relating to, this Agreement or the method and manner of performance thereof or the breach thereof, the prevailing party shall be entitled and awarded, in addition to any other relief, to a reasonable sum as litigation expenses. If no party wholly prevails, the party that substantially prevails shall be awarded a reasonable sum as litigation expenses. In determining what is a reasonable sum for litigation expenses, the actual amount of attorneys' fees the party is obligated to pay its attorney or attorneys shall be presumed to be reasonable, which presumption is rebuttable. For the purposes of this provision, the term proceeding shall include arbitration, administrative, bankruptcy, and judicial proceedings, including appeals therefrom.

             b. Governing Law. This Agreement and the obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida. Each party hereto consents to service of process upon it by the mailing to it via certified or registered mail, return receipt requested, of the proper pleadings.


             c. Entire Agreement. This Agreement contains the entire understanding between the parties hereto. No variations, modifications, or changes herein shall be binding upon either party hereto unless set forth in a document duly executed by or on behalf of both parties.

        4.   Arbitration.

             a. Any controversy, claim, or dispute arising out of or relating to this Agreement or the breach thereof shall be resolved by arbitration in Indian River County, Florida pursuant to Florida Arbitration Code, or its successor statute, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall constitute a final adjudication of all matters submitted to arbitration.

             b.      The parties shall select a single arbitrator within ten
(10) days of the date a written demand for arbitration is received by either party from the other. In the event the parties fail to select an arbitrator within said 10-day period, any party may make immediate application to the Indian River County Circuit Court for the appointment of an arbitrator. The parties agree to be bound by the Court's appointment of an arbitrator.

             c. It is the intent of the parties by this arbitration provision to provide for a speedy and efficient means of resolving disputes.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                        PROCTOR CONSTRUCTION COMPANY


                                        By: /s/ Donald C. Porter
                                            ------------------------------
                                        Its:
                                             -----------------------------

                                        ANDLINGER PROPERTIES CAPITAL L.P.
                                        By Andlinger Properties Capital
                                        Corp., its General Partner


                                        By: /s/
                                        Its: Attorney-in-fact


                                        GRAND HARBOR ASSOCIATES, INC.


                                        By: /s/ Kenneth L. Uptain
                                            -----------------------------
                                        Its:
                                            -----------------------------

        In consideration of Andlinger Properties Capital L.P. and Grand Harbor Associates, Inc. entering into this Agreement and other related agreements, and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, Donald C. Porter hereby guarantees the payment and performance of the obligations of Proctor to APC and GHA under this Agreement.


                                        /s/ Donald C. Porter
                                        ---------------------------------
                                        Donald C. Porter